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                                                                    EXHIBIT 99.1




FOR IMMEDIATE RELEASE
October 24, 2000

Contact: John Breed
         713-209-8835

          COOPER INDUSTRIES REPORTS THIRD-QUARTER EARNINGS OF 97 CENTS

HOUSTON, TX, Oct. 24 -- Cooper Industries, Inc. (NYSE:CBE) today reported third-quarter earnings per share of $.97 (diluted), a 9 percent increase over last year's third-quarter earnings of $.89 per share. Revenues for the third quarter 2000 grew 17 percent to $1.15 billion, compared with $982.2 million for the same period last year. Operating earnings for the third quarter 2000 increased over 16 percent to $169.1 million, compared with $145.5 million for the 1999 third quarter. Net income for the third quarter 2000 increased 8 percent to $91.4 million, compared with $84.4 million for the third quarter last year.

         "During the quarter, revenues continued to grow at an accelerated rate reflecting particularly strong demand for our electronic, telecommunications and new lighting product offerings as well as the effects of recent acquisitions," said H. John Riley, Jr., chairman, president and chief executive officer.

         "Our continuing actions to expand the markets and customers we serve are paying dividends," continued Riley. "We are confident that our broadened and more balanced business base and our aggressive actions to reduce costs will buffer the Company's results even in times of economic uncertainty."

         Diluted earnings per share for the nine months ended September 30, 2000, rose by 8 percent to $2.85 compared with $2.63 for the same period last year, excluding nonrecurring items. Nine-month 1999 earnings include $2.4 million, or $.02 per share, of nonrecurring charges, primarily related to cost control and asset rationalization programs.


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         Net income for the nine months ended September 30, 2000, grew 8 percent to $268.2 million compared with $248.0 million for the same period in 1999.
Total revenues for the 2000 nine-month period grew 17 percent to $3.35 billion from $2.86 billion for the same period in 1999. Operating earnings for the nine-month period in 2000 increased 13 percent to $486.1 million, compared with $430.2 million for the same period last year, excluding nonrecurring items.

                               ELECTRICAL PRODUCTS

         Third-quarter 2000 revenues from the Electrical Products segment increased 22 percent to $957.3 million from $786.0 million for the third quarter 1999. Third-quarter 2000 operating earnings for the segment increased 17 percent to $156.9 million, compared with $133.8 million for the same period last year.

         Aggressive cost management, strategic purchasing initiatives and other productivity improvement programs continued to enhance profitability. Excluding acquisitions, return on sales for the quarter for the Electrical Products segment was 17.5 percent, compared with 17.0 percent for last year's third quarter.

         Revenues of Cooper's circuit protection business continued to grow at a double-digit rate during the quarter spurred by new product offerings and strong electronic and telecommunication sales. Revenues also grew at a double-digit rate at Cooper's lighting business, reflecting modest price increases for core products and the effect of recent acquisitions. Cooper's European lighting and security operations also showed growth in the quarter as a result of acquisitions. Revenue growth was more modest in the Company's power systems business where improved demand for system upgrade equipment was offset somewhat by lower sales of transformers and related equipment. Additionally, delayed energy sector spending continued to influence the performance of the Company's hazardous duty electrical products businesses. The acquisitions of B-Line Systems and Eagle Electric, completed earlier this year, performed very well during the quarter. Both businesses have further upside potential through expanded penetration of higher growth markets and for improved manufacturing and operating efficiencies.


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         For the nine months ended September 30, 2000, revenues from the
Electrical Products segment increased 22 percent to $2.76 billion, compared with $2.27 billion for the same period in 1999. Operating earnings from the Electrical Products segment for the 2000 nine-month period rose 15 percent to $442.6 million, compared with $386.1 million for the same period last year, excluding nonrecurring items.

                                TOOLS & HARDWARE

         Third-quarter 2000 revenues for the Tools & Hardware segment were $188.5 million, compared with $196.2 million for the same period last year. While sales trends in North and Latin American hand tools markets were encouraging, this was more than offset by lower worldwide shipments of automotive assembly equipment. The effects of currency translation further reduced revenues in the segment by 3 percent in the quarter. Third-quarter 2000 operating earnings for the segment were $20.8 million, compared with $20.6 million for the same period in 1999, reflecting the results of the continuing rationalization of these businesses. Excluding acquisitions, return on sales for the segment during the third quarter 2000 were 10.9 percent, compared with third-quarter 1999 return on sales of 10.5 percent.

         Revenues in the Tools & Hardware segment for the nine months ended September 30, 2000, were $594.9 million, compared with $598.8 million for the same period last year. Operating earnings for the year 2000 nine-month period were $67.4 million, compared with $73.0 million for the same period last year, excluding nonrecurring items.

         "Cooper's performance during the quarter was another solid step towards achieving our financial objectives for the year," said Riley. "Moreover, it makes us even more confident that we have the ability to achieve substantial long-term revenues and earnings growth for our businesses."

         Cooper Industries, with 1999 revenues of $3.9 billion, is a worldwide manufacturer of electrical products, tools and hardware. Additional information about Cooper is available on the Company's Internet site:
www.cooperindustries.com.


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         Comparisons of 2000 and 1999 third-quarter and year-to-date results appear on the following pages.

         Cooper's third-quarter 2000 earnings conference call for analysts and investors will be broadcast over the Internet through the Company's Web site (www.cooperindustries.com) at noon (Eastern) on Tuesday, October 24, 2000. The conference call also will be available as a taped audio replay over the Internet through the Company's Web site until October 30, 2000.

         Statements in this news release are forward-looking under the Private Securities Litigation Reform Act of 1995. These statements are subject to various risks and uncertainties, many of which are outside the control of the Company, such as the level of market demand for the Company's products, competitive pressures and future economic conditions. These factors are discussed in the Company's 1999 Annual Report on Form 10-K and other Securities and Exchange Commission filings.


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                       CONSOLIDATED RESULTS OF OPERATIONS

                                      Three Months Ended September 30,
                                      --------------------------------
                                         2000               1999
                                         ----               ----
                                       (in millions where applicable)
Revenues                              $ 1,145.8         $   982.2

Cost of sales                             773.1             664.4
Selling and administrative expenses       188.2             160.8
Goodwill amortization                      15.4              11.5
                                      ---------         ---------
Operating earnings                        169.1             145.5

Interest expense                           28.6              13.7
                                      ---------         ---------

       Income Before Income Taxes         140.5             131.8
Income taxes                               49.1              47.4
                                      ---------         ---------
       Net Income                     $    91.4         $    84.4
                                      =========         =========

Net Income Per Common Share:
       Basic                          $     .98         $     .90
                                      =========         =========
       Diluted                        $     .97         $     .89
                                      =========         =========

Shares Utilized in Computation
   of Income Per Common Share:
       Basic                          93.4 million      94.0 million
       Diluted                        94.1 million      95.1 million

                             PERCENTAGE OF REVENUES

                                                      Three Months Ended September 30,
                                                      --------------------------------
                                                       2000                      1999
                                                       ----                      ----
Revenues                                              100.0%                    100.0%
Cost of sales                                          67.5%                     67.6%
Selling and administrative expenses                    16.4%                     16.4%
Operating earnings                                     14.8%                     14.8%
Income Before Income Taxes                             12.3%                     13.4%
Net Income                                              8.0%                      8.6%

                      (Additional information on next page)

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                 CONSOLIDATED RESULTS OF OPERATIONS (CONTINUED)

         ADDITIONAL INFORMATION FOR THE THREE MONTHS ENDED SEPTEMBER 30

                               SEGMENT INFORMATION


                                        Three Months Ended September 30,
                                        --------------------------------
                                           2000                 1999
                                           ----                 ----
                                                 (in millions)
Revenues:
   Electrical Products                  $    957.3           $  786.0
   Tools & Hardware                          188.5              196.2
                                        ----------           --------
       Total                            $  1,145.8           $  982.2
                                        ==========           ========

Segment Operating Earnings:
   Electrical Products                  $    156.9           $  133.8
   Tools & Hardware                           20.8               20.6
                                        ----------           --------
       Total                                 177.7              154.4

General Corporate expense                      8.6                8.9
Interest expense                              28.6               13.7
                                        ----------           --------
Income before income taxes              $    140.5           $  131.8
                                        ==========           ========

                                        Three Months Ended September 30,
                                        --------------------------------
                                           2000                 1999
                                           ----                 ----
Return on Sales: (1)
   Electrical Products                    16.4%                 17.0%
   Tools & Hardware                       11.0%                 10.5%
       Total Segments                     15.5%                 15.7%

                      (Additional information on next page)


(1) Adjusting for recent acquisitions, return on sales in 2000 was 17.5% for Electrical Products and 10.9% for Tools & Hardware. Return on sales in 2000 for the total of the segments was 16.2%.

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                       CONSOLIDATED RESULTS OF OPERATIONS

                                                    Nine Months Ended September 30,
                                                    -------------------------------
                                                        2000              1999
                                                        ----              ----
                                                    (in millions where applicable)
Revenues                                             $ 3,352.9          $ 2,864.4

Cost of sales                                          2,269.3            1,926.2
Selling and administrative expenses                      554.0              473.7
Goodwill amortization                                     43.5               34.3
                                                     ---------          ---------
Operating earnings before nonrecurring items             486.1              430.2

Nonrecurring charges                                        --                3.7
Interest expense                                          73.5               39.1
                                                     ---------          ---------

       Income Before Income Taxes                        412.6              387.4
Income taxes                                             144.4              139.4
                                                     ---------          ---------
       Net Income                                    $   268.2          $   248.0
                                                     =========          =========

Net Income Per Common Share:
       Basic                                         $    2.87          $    2.64
                                                     =========          =========
       Diluted                                       $    2.85          $    2.61
                                                     =========          =========

Shares Utilized in Computation
   of Income Per Common Share:
       Basic                                         93.5 MILLION       94.1 million
       Diluted                                       94.1 MILLION       95.0 million

                             PERCENTAGE OF REVENUES

                                                     Nine Months Ended September 30,
                                                     -------------------------------
                                                       2000                   1999
                                                       ----                   ----
Revenues                                              100.0%                 100.0%
Cost of sales                                          67.7%                  67.2%
Selling and administrative expenses                    16.5%                  16.5%
Operating earnings before nonrecurring items           14.5%                  15.0%
Income Before Income Taxes                             12.3%                  13.5%
Net Income                                              8.0%                   8.7%

                      (Additional information on next page)

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
                 CONSOLIDATED RESULTS OF OPERATIONS (CONTINUED)

          ADDITIONAL INFORMATION FOR THE NINE MONTHS ENDED SEPTEMBER 30

                               SEGMENT INFORMATION

                                            Nine Months Ended September 30,
                                            -------------------------------
                                                 2000            1999
                                               --------        --------
                                                    (in millions)
Revenues:
   Electrical Products                         $2,758.0        $2,265.6
   Tools & Hardware                               594.9           598.8
                                               --------        --------
       Total                                   $3,352.9        $2,864.4
                                               ========        ========

Segment Operating Earnings
Without Nonrecurring Items:
   Electrical Products                         $  442.6        $  386.1
   Tools & Hardware                                67.4            73.0
                                               --------        --------
       Total                                      510.0           459.1

Segment Nonrecurring Items:
   Electrical Products                               --             3.0
   Tools & Hardware                                  --             1.5
                                               --------        --------
       Total                                         --             4.5
                                               --------        --------

Segment Operating Earnings
With Nonrecurring Items:
   Electrical Products                            442.6           383.1
   Tools & Hardware                                67.4            71.5
                                               --------        --------
       Total segment operating earnings           510.0           454.6

General Corporate nonrecurring items                 --             (.8)
General Corporate expense                          23.9            28.9
Interest expense                                   73.5            39.1
                                               --------        --------
Income before income taxes                     $  412.6        $  387.4
                                               ========        ========

                         Nine Months Ended September 30,
                         -------------------------------
                               2000        1999
                              -----        ----
Return on Sales: (1)
   Electrical Products        16.0%        17.0%
   Tools & Hardware           11.3%        12.2%
       Total Segments         15.2%        16.0%

                      (Additional information on next page)


(1) Before nonrecurring items and after acquisitions. Adjusting for recent acquisitions, return on sales in 2000 was 17.2% for Electrical Products and 11.2% for Tools & Hardware. Return on sales in 2000 for the total of the segments was 16.0%.


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                 CONSOLIDATED RESULTS OF OPERATIONS (CONTINUED)

          ADDITIONAL INFORMATION FOR THE NINE MONTHS ENDED SEPTEMBER 30

                                                               Net Income Per
                                    Net Income              Diluted Common Share
                               --------------------         --------------------
                                2000          1999           2000          1999
                               ------        ------         ------        ------
                                        (in millions where applicable)
Income before                  $268.2        $250.4         $ 2.85        $ 2.63
     nonrecurring items
Nonrecurring items                 --          (2.4)            --          (.02)
                               ------        ------         ------        ------
Net Income                     $268.2        $248.0         $ 2.85        $ 2.61
                               ======        ======         ======        ======


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